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                                                                    Exhibit 12.1

                            DEVON ENERGY CORPORATION
      STATEMENTS OF COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                  Nine Months                   Years Ended December 31,
                                                                     Ended           -----------------------------------------------
                                                                September 30, 2001    2000      1999      1998      1997       1996
                                                                ------------------    ----      ----      ----      ----       ----
                                                                                              (In Thousands, Except Ratios)

EARNINGS:

    Earnings (loss) before income taxes                                  956,907  1,141,980  (199,378) (361,992) (340,233)   247,689
    Add fixed charges (see below)                                        108,389    160,517   124,514    59,272    55,279     55,916
                                                                       ---------  ---------  --------   -------   -------    -------

    Adjusted earnings (loss)                                           1,065,296  1,302,497   (74,864) (302,720) (284,954)   303,605
                                                                       =========  =========  ========   =======   =======    =======

FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:
    Interest expense                                                     104,825    154,329   109,613    43,532    41,488     48,762
    Distributions on preferred securities of subsidiary trust               --         --       6,884     9,717     9,717      4,753
    Amortization of costs incurred in connection with
       the offering of the preferred securities of subsidiary trust         --         --         148       240       269         82
    Estimated interest component of operating lease payments               3,564      6,188     7,869     5,783     3,805      2,319
                                                                       ---------  ---------  --------   -------   -------    -------

    Fixed charges                                                        108,389    160,517   124,514    59,272    55,279     55,916

    Preferred stock requirements, pre-tax                                 11,776     15,702     5,889      --       5,800     21,800
                                                                       ---------  ---------  --------   -------   -------    -------

    Combined fixed charges and preferred stock dividends                 120,165    176,219   130,403    59,272    61,079     77,716
                                                                       =========  =========  ========   =======   =======    =======

Ratio of earnings to fixed charges                                          9.83       8.11      NA        NA        NA         5.43
                                                                       =========  =========                                  =======

Ratio of earnings to combined fixed charges and preferred
 stock dividends                                                            8.87       7.39      NA         NA        NA       3.91
                                                                       =========  =========                                  =======

Insufficiency of earnings to cover fixed charges and combined
 fixed charges                                                              NA         NA     199,378   361,992   340,233       NA
                                                                                             ========   =======   =======

Insufficiency of earnings to cover fixed charges and combined
 fixed charges and preferred stock dividends                                NA         NA     205,267   361,992   346,033       NA
                                                                                             ========   =======   =======
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